UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2009

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 17, 2009, Opus 5949 LLC (“Opus”), an affiliate of Sammons VPC, Inc., which beneficially owns greater than 69% of the North American Technologies Group, Inc. (“NATG”) securities, and NATG entered into Limited Waiver to Construction Loan Agreement (“Limited Waiver”) that amends the Company’s loan agreement with respect to its promissory note in the principal amount of $14,000,000 (the “Construction Loan”). The Construction Loan originally provided for a 10-year maturity and quarterly principal installments of $350,000 beginning July 1, 2005. An amendment to the Construction Loan note on July 24, 2007 resulted in the deferral of principal installments, totaling $7,000,000, to July 25, 2010. The remaining balance will be paid in quarterly installments of $350,000 starting October 2010 through February 15, 2015. The Limited Waiver provided that the due date of the interest payment that was originally due July 1, 2009 and extended to July 31, and August 17, 2009, is further extended to August 31, 2009.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Dated: August 21, 2009

By:	/s/ JOE B. DORMAN
Joe B. Dorman, Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Limited Waiver to Construction Loan Agreement dated.